Exhibit 99.2

Upstart Announces Share Repurchase Program

SAN MATEO, Calif. – February 15, 2022 – Upstart Holdings, Inc. (NASDAQ: UPST), a leading artificial intelligence (AI) lending platform, today announced that its Board of Directors has approved a share repurchase program with authorization to purchase up to $400 million of common stock.

“With the volatility in the trading of our stock, we have seen what we believe to be attractive buying conditions at various times over the past year, and our profitability puts us in a position to be able to initiate this program and take advantage of those situations on behalf of our shareholders," said Sanjay Datta, CFO of Upstart.

Upstart may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The actual timing and amount of future repurchases are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors. The share repurchase program does not obligate Upstart to acquire any particular amount of common stock, and the program may be suspended or terminated at any time by Upstart at any time at its discretion without prior notice.

About Upstart
Upstart is a leading AI lending platform partnering with banks and credit unions to expand access to affordable credit. By leveraging Upstart’s AI platform, Upstart-powered banks and credit unions can have higher approval rates and lower loss rates for every race, ethnicity, age, and gender, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.
Press
press@upstart.com
Investors
Jason Schmidt
Vice President, Investor Relations
ir@upstart.com
Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to, statements regarding Upstart’s share repurchase program. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", “target”, “aim”, "believe", "may", "will", "should", “becoming”, “could”, "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of Upstart’s repurchases of common stock, future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our share repurchase program; financial condition; plans; objectives; growth opportunities; assumptions; risks; future performance; business; and results of operations. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability or desire to repurchase shares of Upstart common stock in the future.